UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 3, 2007

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2007, the Compensation and Corporate Governance Committee of the Board of Directors of Thomas Group, Inc. (the “Company”) granted a one-time cash award of $300,000 to Mr. Terry D. Stinson, President — Commercial Operations.  This award was granted in recognition of Mr. Stinson’s past and continuing efforts to grow the Company’s commercial sector business.  The payment of such award will be made by the Company on July 2, 2007 if, at the close of business on June 30, 2007, Mr. Stinson has been continuously employed by the Company since January 4, 2007.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Letter agreement between Thomas Group, Inc. and Terry D. Stinson dated January 3, 2007 and executed January 4, 2007.

Exhibit Index

Exhibit Number	Description
10.1	Letter agreement between Thomas Group, Inc. and Terry D. Stinson dated January 3, 2007 and executed January 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)
Date:	January 9, 2007	By:	/s/ David English
David English,
Chief Financial Officer